Exhibit 10.27

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LIMITED WAIVER

This Second Amendment to Loan and Security Agreement and Limited Waiver (this “Amendment”) is entered into as of August 21,2006, by and between Venture Banking Group, a division of Greater Bay Bank N,A. (“Bank”) and ANDA NETWORKS, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 3, 2004, as amended (the “Agreement”). One or more Events of Default have occurred under the Agreement by virtue of Borrower’s failure to comply with Section 6.9 of the Agreement as of certain dates. Borrower and Bank desire to amend and waive certain provisions of the Agreement, all in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Waiver. Bank hereby waives Borrower’s obligation to comply with Section 6.9 of the Agreement for the periods ending on March 31, 2006 and June 30, 2006. Such waiver does not constitute a waiver (i) of compliance with those sections as of any other dates, (ii) of any other failure by Borrower to comply with the Agreement or any other Events of Default, now existing or hereafter arising, or (iii) Bank’s right to require compliance at all times with the terms and conditions of the Agreement. Bank reserves all rights under the Agreement and under applicable law.

2. Amendments to Agreement. The Agreement is hereby amended as follows:

(a) The following defined terms in Section 1.1 are amended to read as follows:

“Committed Nonformula Line” means a credit extension of up to One Million Dollars ($1,000,000).

“Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit either advised or negotiated through Bank or in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank; or (3) that Bank approves on a case-by-case basis. Accounts owing from British Telecom are approved by Bank as Eligible Foreign Accounts, provided such Accounts otherwise meet the standards of eligibility set forth in the definition of “Eligible Accounts.”

“Nonformula Maturity Date” means July 3, 2007.

“Revolving Maturity Date” means July 3, 2007.

(b) The following new defined terms are added to Section 1.1 in their proper alphabetical order:

“Net Income” means, for any period, the net income (or loss) after income taxes for such period of the Borrower and its consolidated Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Second Amendment Date” means August 21, 2006.

(c) Section 2.3(a)(iii) is amended to read as follows:

(iii) Nonformula Advances. Except as set forth in Section 2.3(b), any Nonformula Advances shall bear interest on the unpaid principal amount thereof at a per annum rate equal to the Prime Rate plus one-half percent (0.50%).

(d) Section 2.5(d) is amended to read as follows:

(d) Non-Usage Fee. The Borrower agrees to pay to the Bank a non-usage fee on the average daily unused portion of the Committed Nonformula Line from the Second Amendment Date until the Nonforrnula Maturity Date at the rate of one percent (1%) per annum, payable on the last day of each calendar quarter commencing on the first such date occurring after the Second Amendment Date, and on the Nonforrnula Maturity Date; provided, that the aggregate amount of such non-usage fee for such period shall not exceed Ten Thousand Dollars ($10,000).

(e) Clause (b) of Section 6.3 is amended to read as follows:

(b) as soon as available, but in any event within one hundred eighty (180) days after the end of Borrower’s Fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; provided, that for the fiscal year ended December 31, 2005, such financial statements and opinion shall be delivered to Bank no later than September 15, 2006;

(f) The fourth paragraph of Section 6.3 is amended to read as follows:

Bank shall have a right prior to October 1, 2006 and from time to time thereafter to audit Borrower’s Accounts at Borrower’s expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

(g) Section 6.9 is amended to read as follows:

6.9 Profitability.

Borrower shall achieve a minimum net profit of One Dollar ($1) for each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2007. Borrower shall not permit Net Income to be less than Zero Dollars ($0) for any two consecutive fiscal quarters of the Borrower, commencing with the fiscal quarter ending June 30, 2006.

(h) Exhibit E is deleted and replaced with Exhibit E attached hereto.

3. Conditions Precedent to Effectiveness. This Amendment shall become effective only upon:

(a) receipt by the Bank of the following (each of which shall be in form and substance satisfactory to Bank):

(i) counterparts of this Amendment duly executed on behalf of the Borrower and the Bank;

(ii) copies of resolutions of the Board of Directors or other authorizing documents of Borrower, authorizing the execution and delivery of this Amendment;

(b) Bank shall have received a loan facility fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500), plus an amount equal to all Bank Expenses incurred in connection with this Amendment; and

(c) completion of such other matters and delivery of such other agreements, documents and certificates as Bank may reasonably request.

4. Representation and Warranties. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that after giving effect to this Amendment, no Event of Default has occurred and is continuing.

5. MISCELLANEOUS.

(a) Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

(b) Entire Agreement. This Amendment and the Loan Documents contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings.

(c) Course of Dealing: Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

(d) Legal Effect. Except as amended by this Amendment, the Loan Documents remain in full force and effect. If any provision of this Amendment conflicts with applicable law, such provision shall be deemed severed from this Amendment, and the balance of this Amendment shall remain in full force and effect. Unless otherwise defined, all capitalized terms in this Amendment shall have the meaning set forth in the Agreement.

(e) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ANDA NETWORKS, INC.

By
Title	PRESIDENT & CEO

VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.

By
Title	SVP

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.
FROM:	ANDA NETWORKS, INC.

The undersigned authorized officer of ANDA NETWORKS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete

compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required			Complies
Monthly financial statements	Monthly within 30 days		Yes	No
Annual (CPA Audited)	FYE within 180 days; FYE 2005 by September 15, 2006		Yes	No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC		Yes	No
Borrowing Base Certificate	Monthly within 20 days (if an Advance is outstanding)		Yes	No
A/R & A/P Agings & Backlog report	Monthly within 20 days		Yes	No
A/R Audit	Initial (by October 1, 2006) and Annual		Yes	No

Financial Covenant	Required	Actual		Complies
Maintain on a monthly basis (unless otherwise noted):
Minimum Liquidity Ratio[1]	1.50:1.0	:1.0	Yes	No
Profitability (Annual)[2]	$1	$	Yes	No
Net Income (Quarterly)[3]	(a) (current quarter)	$
	(b) (preceding quarter)	$
	Required: (a) or (b) >		Yes	No
$0

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“Liquidity Ratio” means, as of any date for which it is tested, the ratio of (a) an amount equal to (i) unrestricted cash and cash equivalents maintained with Bank, plus (ii) net, billed accounts receivable of Borrower, excluding Accounts that the account debtor has failed to pay within ninety (90) days of invoice date, to (b) the aggregate amount of all outstanding Obligations.

[2]	Borrower shall achieve a minimum net profit of One Dollar ($1) for each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2007.
[3]	Borrower shall not permit Net Income to be less than Zero Dollars ($0) for any two consecutive fiscal quarters of the Borrower, commencing with the fiscal quarter ending June 30, 2006.

Comments Regarding Exceptions: See Attached.

BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE

	Compliance Status	Yes No
DATE

CORPORATE RESOLUTIONS TO BORROW

Borrower: ANDA NETWORKS, INC.

I, the undersigned Secretary or Assistant Secretary of ANDA NETWORKS, INC. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that the Certificate of Incorporation and Bylaws previously delivered to Venture Banking Group, a division of Greater Bay Bank N.A. (the “Bank”) remain in full force and effect and have not been amended, restated or modified.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

CHARLES R. KENMORE	PRESIDENT & CEO

ROBERT TICK	VICE PRESIDENT OF FINANCE

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from Venture Banking Group, a division of Greater Bay Bank N.A., on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed.

Execute Documents. To execute and deliver to Bank the Second Amendment to Loan and Security Agreement and Limited Waiver dated as of August 21, 2006, (the “Amendment”), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Agreement.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Letters of Credit; Foreign Exchange. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank’s issuance of letters of credit and foreign exchange contracts.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute

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and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on August 21, 2006 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

x

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